EXHIBIT 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED
CONSOLIDATED FINANCIAL INFORMATION

AZZ incorporated
Unaudited Pro Forma Condensed Combined Consolidated Statement of Earnings
For the Three Months Ended May 31, 2010

	Historical
	Three Months Ended
	May 31, 2010	March 31, 2010	Pro Forma		Pro Forma
In thousands, except per share amounts	AZZ	NAG	Adjustments		Combined

Net Sales	$77,474	$16,315	-		$93,789

Costs and Expenses
Cost of Sales	53,911	10,491	1,268	(1)	65,670
Selling, General and Administrative	12,274	2,705	(2,362)	(2)	12,617
Interest Expense	1,691	298	-		1,989
Depreciation and Amortization		967	(967)	(3)	-
Net Gain On Sale Or Insurance Settlement of Property, Plant and Equipment	(9)	(717)	-		(726)
Other Expense (Income)	(364)	(8)	-		(372)
	67,503	13,736	(2,061)		79,178

Income Before Income Taxes	9,971	2,579	2,061		14,611
Income Tax Expense	3,598	954	783	(4)	5,335

Net Income	$6,373	$1,625	$1,278		$9,276

Earnings Per Common Share:
Basic Earnings Per Share	$0.51				$0.75

Diluted Earnings Per Share	$0.51				$0.74

Weighted Average Common Shares	12,396,734				12,396,734

Weighted Average Common Shares and Potentially Dilutive Common Shares	12,548,708				12,548,708

AZZ incorporated
Unaudited Pro Forma Condensed Combined Consolidated Statement of Earnings
For the Year Ended February 28, 2010

	Historical
	For the year ended
	February 28, 2010	December 31, 2009	Pro Forma		Pro Forma
In thousands, except per share amounts	AZZ	NAG	Adjustments		Combined

Net Sales	$357,030	$77,083	-		$434,113

Costs and Expenses
Cost of Sales	247,384	49,092	5,072	(1)	301,548
Selling, General and Administrative	43,417	9,336	(4,655)	(2)	48,098
Interest Expense	6,838	425	-		7,263
Depreciation and Amortization		3,713	(3,713)	(3)	-
Net Gain On Sale Or Insurance Settlement of Property, Plant and Equipment	(93)	-	-		(93)
Other Expense (Income)	(899)	(27)	-		(926)
	296,647	62,539	(3,296)		355,890

Income Before Income Taxes	60,383	14,544	3,296		78,223
Income Tax Expense	22,655	4,887	1,252	(4)	28,794

Net Income	$37,728	$9,657	$2,044		$49,429

Earnings Per Common Share:
Basic Earnings Per Share	$3.07				$4.02

Diluted Earnings Per Share	$3.02				$3.96

Weighted Average Common Shares	12,283,167				12,283,167

Weighted Average Common Shares and Potentially Dilutive Common Shares	12,475,817				12,475,817

AZZ incorporated
Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet
As of May 31, 2010
	Historical
	May 31, 2010	March 31, 2010	Pro Forma		Pro Forma
In thousands	AZZ	NAG	Adjustments		Combined

Assets

Current Assets:
Cash and Cash Equivalents	$110,166	$25,693	(132,369)	(5)	$3,490
Accounts Receivable	39,498	9,000	-		48,498
Inventory	44,036	6,003	644	(6)	50,683
Costs and Estimated Earnings In Excess of Billings On Uncompleted Contracts	11,374	-	-		11,374
Deferred Income Taxes	5,723	495	4,150	(7)	10,368
Prepaid Expenses and Other	3,641	802	5,177	(8)	9,620

Total Current Assets	214,438	41,993	(122,398)		134,033

Property, Plant and Equipment, Net	85,428	26,157	14,204	(9)	125,789
Goodwill	69,491	3,448	41,556	(10)	114,495
Intangibles and Other Assets	17,382	1,327	28,000	(11)	46,709

Total Assets	$386,739	$72,925	(38,638)		$421,026

Liabilities and Equity

Current Liabilities:
Accounts Payable	$15,627	$3,068	-		$18,695
Income Tax Payable	3,168	279	-		3,447
Accrued Salaries and Wages	3,394	1,146	531	(12)	5,071
Other Accrued Liabilities	11,956	1,560	670	(8)	14,186
Customer Advance Payment	7,533	565	-		8,098
Billings In Excess of Costs and Estimated Earnings On Uncompleted Contracts	1,821	-	-		1,821

Total Current Liabilities	43,499	6,618	1,201		51,318

Long-Term Debt Due After One Year	100,000	4,443	2,857	(14)	107,300
Deferred Income Taxes	10,031	739	18,429	(7)	29,199

Shareholders' Equity	233,209	61,125	(61,125)	(13)	233,209
Noncontrolling Interest					-

Total Shareholders’ Equity	233,209	61,125	(61,125)		233,209

Total Liabilities and Shareholders’Equity	$386,739	$72,925	(38,638)		$421,026

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
CONSOLIDATED FINANCIAL STATEMENTS

Note 1.  Basis of Pro Forma Presentation

On August 3, 2010 AZZ completed its acquisition of NGA resulting in NGA becoming an indirect wholly-owned subsidiary of AZZ for an estimated cash purchase price of $132 million, net of cash acquired on hand at NGA of $28 million, of $104 million.

Under the acquisition method of accounting the total purchase price will be allocated to NGA’s net tangible and intangible assets based on their estimated fair values as of June 14, 2010, the date on which AZZ acquired control of NGA through the purchase of approximately 83% of NGA’s outstanding shares of common stock by means of a public tender offer.  The excess of the purchase price over the net tangible and intangible assets will be recorded as goodwill.  AZZ has made a preliminary allocation of the estimated purchase price using estimates as described in the introduction to these unaudited pro forma condensed combined consolidated financial statements as follows (in thousands):

Purchase Price Allocation

Current Assets	$59,272
Property and Equipment	40,680
Intangible Assets	28,000
Goodwill	43,205
Other Assets	412
Total Assets Acquired	171,569
Current Liabilities	(31,900)
Long Term Liabilities	(7,300)
New Assets Acquired	$132,369

Note 2.  Reclassifications

Certain reclassifications have been made to conform NGA’s historical amounts to AZZ’s presentation.  These reclassifications relate primarily to reclassifying NGA’s depreciation and amortization expense which are included in a line item on NGA’s historical statement of earnings to the appropriate line items as presented on AZZ’s historical statement of earnings.  The reclassification is included below as pro forma adjustment No. 3.

Note 3.  Pro Forma Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined consolidated financial statements are as follows:

(1)
Reclassification of depreciation and amortization expense to cost of sales of $967,000 for the quarter ended May 31, 2010 and $3,713,000 for the year ended February 28, 2010 and increased depreciation and amortization expense in the amount of $301,000 for the quarter and $1,359,000 for the year resulting in the step up in value of intangibles and property, plant and equipment.

(2)
Selling, general and administrative costs were reduced to reflect elimination of redundant expenses that are certain in nature that will be sustained in future operations, such as executive salaries and wages, employee benefits and other public company corporate expenses.  In addition for the three month period acquisition cost in the amount of $1,192,000 was eliminated.

(3)	Reclassifications of depreciation and amortization expense to conform to AZZ’s presentation. (See Note 2).
(4)	Income taxes were increased to reflect pro forma income adjustments of the acquisition ($2,061,000 at effective tax rate of 38% for the quarter and $3,296,000 at the same tax rate for the year).
(5)	Cash required to acquire NGA.
(6)	Inventory adjusted to fair value.
(7)	Income tax adjustments as a result of purchase price accounting.
(8)	Increased for insurance claim receivable and liabilities as a result of the pending St. Louis fire claim. Reference NGA 10K filed on 2/23/10 or 8K filed 11/23/09.
(9)
Property, plant and equipment adjusted to fair value per independent appraisal.  Excluding land, the estimated weighted average life for the fixed assets is 11.3.  Expected life of acquired assets ranged from one to twenty five years.

(10)
Goodwill recorded as a result of the acquisition.  Goodwill differs from the purchase price allocation due to changes in working capital from the date of the pro forma balance sheet to the acquisition date.

(11)
Other assets include intangibles for trademark, and customer relations in the amounts of $1.2 million, and $26.8 million respectively.  The straight line amortization period for the trademark and customer list is six years and thirteen years respectively.

(12)	Increase due primarily to an accrual for employee benefits that was set up to conform with AZZ policies, which allowed for vesting of earned vacations.
(13)	Elimination of shareholders’ equity accounts of NGA.
(14)	Adjust subordinated debt to fair value.

Note 4.  Pro Forma Earnings Per Share

Pro forma earnings per share reflects NGA earnings per share using AZZ weighted and diluted shares.